Exhibit 99.3

ECPN Announces Hiring of Houlihan Lokey as Financial Advisor

SCOTTSDALE, Ariz - June 26, 2006--El Capitan Precious Metals Inc. (OTCBB:ECPN) announced today that the company has retained Houlihan Lokey Howard & Zukin as its exclusive financial advisor to explore strategic alternatives with respect to its interest in the El Capitan property.

The El Capitan property, located near Capitan, N.M., is jointly owned by El Capitan Precious Metals Inc. and Gold and Minerals Co. Inc. ("Gold and Minerals"), which together represent a 100% interest. Houlihan Lokey Howard & Zukin, an international investment bank, has been retained by both companies to explore strategic alternatives with respect to the El Capitan property to enhance shareholder value, including a potential sale of the El Capitan property.

Chuck Mottley, president and CEO of El Capitan Precious Metals Inc., stated: "We are pleased to partner with Houlihan Lokey. This relationship will provide us with the financial options and flexibility to not only maximize value for our shareholders, but to also put us in a secure position to move forward with ongoing strategic projects."

About El Capitan Precious Metals Inc.

El Capitan Precious Metals Inc. is an exploration stage company that owns a 40% interest in the El Capitan property located near Capitan, N.M., as well as a joint venture and 20% ownership of 13 mining claims and other assets known as the C.O.D. mine located near Kingman, Ariz. In addition, the company owns contractual rights to the Rainbow Valley mine consisting of 1660 acres and 100% of the Weaver mine, both near Phoenix.

About Houlihan Lokey Howard & Zukin

Houlihan Lokey Howard & Zukin, an international investment bank, provides a wide range of services, including mergers and acquisitions, financing, financial opinions and advisory services, and financial restructuring. Houlihan Lokey has ranked among the top 10 M&A advisors in the United States for the past six years, has been the No. 1 provider of M&A fairness opinions for six consecutive years, and has one of the largest worldwide financial restructuring practices of any investment bank. Established in 1970, the firm has more than 700 employees in 11 offices in the United States and Europe. We annually serve more than 1,000 clients ranging from closely held companies to Global 500 corporations. For more information, visit Houlihan Lokey's Web site at www.hlhz.com.

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the results of metallurgical testing, interpretation of drill results, the geology, grade and continuity of mineral deposits, results of initial feasibility, prefeasibility and feasibility studies and the possibility that future exploration, development or mining results will not be consistent with past results and/or the company's expectations, discrepancies between different types of testing methods, the ability to mine precious and other minerals on a cost effective basis, the company's ability to successfully complete contracts for the sale of its iron ore and other products; fluctuations in world market prices for the company's products; the company's ability to arrange transportation from its mining properties to ocean ports on satisfactory terms; the company's ability to obtain or maintain regulatory approvals; the company's ability to obtain financing for the commencement of mining activities on satisfactory terms; the company's ability to obtain necessary financing; the company's ability to enter into and meet all the conditions to close contracts to sell its mining properties that it chooses to list for sale, and other risks and uncertainties described in the company's filings from time to time with the Securities and Exchange Commission. The company disclaims any obligation to update its forward-looking statements.

      CONTACT: El Capitan Precious Metals Inc., James G. Ricketts or Ron Perkins, 480-607-7093 www.elcapitanpmi.com

      SOURCE: El Capitan Precious Metals Inc.